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                                                                    EXHIBIT (23)

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the use of our report dated December 31, 1996 with respect to the consolidated financial statements of National Health Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 included in the Current Report on Form 8-K of United Payors & United Providers, Inc. filed January 7, 1997.



                                              ERNST & YOUNG LLP



Chicago, Illinois
December 31, 1996


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